Exhibit 10.3
KABLE DISTRIBUTION SERVICES                               Michael P. Duloc
a Division of KABLE NEWS COMPANY, INC.     President & Chief Operating Officer


April 10, 1997

Paradise Publishing Group
350 Fifth Avenue, Ste. 2208
New York, NY 10118

Princeton Publishing, Inc.
12 West 27th St., 14th Fl.
New York, NY 10001-6903

Re:     Kable News Company, Inc.  Distribution Agreement dated October 25,
1993 with Paradise Publishing Group ("Paradise Distribution Contract")

Kable News Company, Inc. Distribution Agreement date May 14, 1996 with Princeton Publishing, Inc. ("Princeton Distribution Contract")

Gentlemen:

You have advised us that Princeton Publishing, Inc. ("PPI") has purchased certain assets of Paradise Publishing Group ("PPG") including all right, title and interest in and to the trademark, name, title and magazine LEG SCENE, and all goodwill associated therewith (hereinafter the "Magazine"). In addition, you have advised us that, subject to approval by Kable News Company, Inc. ("KABLE"), LEG SCENE will be deleted from the Paradise Distribution Contract and added to the Princeton Distribution Contract.

KABLE will agree to the foregoing, provided that all of the parties agree to the following terms and conditions by signing and returning four executed copies of this letter:

1. PPG and PPI represent that on March 17, 1997, PPG sold, transferred and conveyed to PPI all of its right, title and interest to the trademarks, title and trade dress to the magazine LEG SCENE, together with all the goodwill associated therewith.

2. PPG hereby agrees that, effective with the September 1997 issue of the LEG SCENE, the Magazine shall be deleted as a Publication under Schedule "A" of the Paradise Distribution Contract, and all of its rights, duties and obligations as "PUBLISHER" of the Magazine shall thereafter be assumed by PPI.

3. PPI hereby agrees that effective with the September 1997 issue of LEG SCENE, the Magazine shall be added as a Publication under Schedule "A" of the Princeton Distribution Contract, and thereafter shall assume all of the rights, duties and obligations as "PUBLISHER" of the Magazine under the above referenced Distribution Contract effective with said issue.

 4. KABLE agrees to the foregoing deletion of LEG SCENE from Schedule "A" of the Paradise Distribution Contract and its addition to Schedule "A" of the Princeton Distribution Contract, and the aforesaid assignment and assumption.


5. The above shall be effective as of the September 1997 issue of LEG SCENE. All issues shipped prior to the September 1997 issue of LEG SCENE, and all sums due PUBLISHER for LEG SCENE prior to the September 1997 issue of LEG SCENE shall belong and be paid to PPG which shall also be obligated to pay KABLE for any sums that may be due for all outstanding issues prior to the September 1997 issue of LEG SCENE.

6. All sums due for any issue distributed commencing with the September 1997 issue of LEG SCENE shall be paid to PPI which shall assume all obligation and liabilities to KABLE for all issues distributed, effective with the September 1997 issue.

7. PPI represents that it is a corporation in good standing organized to the laws of the State of New York. Its current President and Chief Executive Officer is Hank McQueeney.

8. PPG represents that it is a corporation in good standing organized to the laws of the State of New York. Its current President and Chief Executive Officer is Ted Liebowitz.

7. This letter when signed by all parties, and returned to KABLE shall constitute an amendment to both the Paradise Distribution Contract and the Princeton Distribution Contract. All other terms and conditions of both Paradise Distribution Contract and the Princeton Distribution Contract shall remain unchanged and in full force and effect.

                                   AGREED:
                                   PRINCETON PUBLISHING, INC.


Dated: 5/14/97                     By: /s/ Hank McQueeney
                                   Hank McQueeney, President


Dated:                             PARADISE PUBLISHING GROUP

                                   By: /s/ Ted Liebowitz,
                                   Ted Liebowitz, President

Dated: 5/21/97                     KABLE DISTRIBUTION SERVICES,
                                   DIVISION OF KABLE NEWS COMPANY, INC.

                                   By: /s/ Michael Duloc
                                   Michael Duloc, President